Exhibit 10.32

Amendment N°1
to the
Manufacturing and Supply Agreement effective 19 March 2014
(the “Amendment”)

This Amendment is made as of July 25, 2018 (“Amendment Date”) by and between:
Corcept Therapeutics Incorporated, a Delaware corporation having a principal place of business at 149 Commonwealth Drive, Menlo Park, CA 94025 (“CORCEPT”)
AND
PCAS SA, a French corporation, having its principal office at 23 Rue Bossuet, Z.I. la Vigne-aux-Loups, 91161 Longjumeau Cedex, France (“PCAS”)
Individually a “Party” and collectively “Parties”
WHEREAS, PCAS and CORCEPT entered into a supply agreement, the Manufacturing and Supply Agreement, executed by all Parties as of March 24, 2014 (the “Supply Agreement”) under which PCAS manufactures and sells Mifepristone to CORCEPT (the “Product”);
WHEREAS, the initial term of the Supply Agreement is set to expire as of March 19, 2019, unless otherwise terminated in accordance with the terms therein;
WHEREAS, the Parties wish to further secure the manufacture and sale of the Product and support each other in this endeavour; and
WHEREAS, PCAS will invest in new equipment at its Aramon, France facility so that Corcept may qualify such facility in its Marketing Authorization (as defined in the Supply Agreement) for the Product and Corcept agrees to certain terms in consideration of this investment.

NOW THEREFORE IT IS AGREED AS FOLLOWS:

Article 1. Qualification of Aramon facility
The Parties agree to amend Section 2 (“2. Subject”) of the Supply Agreement by replacing Section 2.2 in its entirety as follows:
“2.2 The Parties shall cooperate to set up the PCAS facility in Aramon, France (the “Facility”) as an alternate manufacturing site for the Product in the following manner:
2.2.1. Corcept will qualify the Facility as an alternate manufacturing site for Mifepristone (“Qualification”) by submitting a supplement to the approved New Drug Application for Korlym® to the US Food and Drug Administration (“FDA”).
2.2.2. For the purposes of such Qualification with the FDA, PCAS will supply [***] batches of [***]kg of Product to Corcept for a priced fixed at $[***] /kg ([***] U.S. dollars per kilogramme). The Parties will agree on a reasonable schedule for deliveries to be made before December 31, 2018.

Exhibit 10.32

2.2.3 By no later than June 30, 2019, PCAS will install and qualify additional equipment at the Facility in order to supply batches of [***]kg of the Product from this Facility, subject to the terms set-out herein.
2.2.4 PCAS’ Drug Master File (“DMF”) for the Product includes the Facility as an authorized facility for the manufacture of the Product, such that either the VLG facility or the Facility may supply Mifepristone to Corcept during the term of this Agreement, so long as PCAS is able to meet the supply demands of Corcept. In the event that a material element (such as a notified person for a Product complaint) is missing from this Agreement for the Facility, then either Party shall promptly inform the other Party and the relevant Party shall provide the missing information
2.2.5 During the term of this Agreement, PCAS will maintain its DMF, as amended to include the Facility, with the FDA for Mifepristone current, active and up-to-date during the Term of the Agreement for the Facility as well as its VLG site.”
Article 2. Exclusivity
The Parties agree to amend Section 2 (“2. Subject”) of the Supply Agreement by inserting after Section 2.3 the following sections:
“2.4 PCAS agrees to sell the Product exclusively to Corcept for all commercial purposes, indications and use with the sole exclusion of sales of the Product for the purpose of research, development and commercialization of drug products used exclusively in the termination of pregnancy provided that Corcept purchases at least [***] of Product during each calendar year during the Term. In the event that Corcept fails to purchase at least [***] of Product during a calendar year then PCAS shall be freed from its exclusivity restriction for such calendar year only.
2.5 Corcept agrees to purchase all its requirements for Products exclusively from PCAS between 2019 – [***], such term of which may be extended from time to time in accordance with the terms herein, provided that PCAS meets Corcept’s requirements for the Products during each calendar year. In the event that PCAS fails to meet Corcept’s requirements for the Products in a given calendar year, then Corcept may purchase the quantities that PCAS is unable to supply during such calendar year from an alternative source.”

Article 3. Supply, Forecast, Orders
The Parties agree to delete Section 3.5 of the Supply Agreement in its entirety.
Article 4. Price/Quantities
The Parties agree to amend Section 4 (“Price/Quantities”) of the Supply Agreement and replace it in its entirety with the following section:
“4. Price/Quantities
4.1 The price payable by Corcept to PCAS for the Product supplied hereunder shall be the price listed in Appendix II.
4.2 In case changes to the Specifications and quality requirements requested by Corcept have an impact on manufacturing costs, a price adjustment will be agreed as set forth in Section 8.3.
4.3 The price for Product will be adjusted annually starting in 2019 based on the US Government reported Producer Price Index - "Pharmaceutical preparation mfg - pcu325412325412", with the base year being

Exhibit 10.32

2018 and the price adjustment will take effect once a year on January 1, and shall apply to orders made during that calendar year.
4.4 In addition to the above, the Parties agree to the specific provisions hereunder related to the investment made by PCAS at the Facility.
4.4.1 PCAS shall incur a significant investment cost to modify the Facility with the stated purpose of such Facility becoming operational and providing batch sizes targeting [***]kg as of June 30, 2019.
4.4.2 In consideration of the significant investments for the Facility modifications by PCAS, Corcept agrees to the surcharge laid out in Appendix II.
4.5. Corcept shall purchase and PCAS shall supply an amount of Product of no less than [***]kg per calendar year for calendar years 2019 and 2020. In the event that Corcept fails to purchase at least [***]kg of Product in calendar year 2019 or 2020, respectively, then Corcept agrees to the surcharge calculation as set forth out in Appendix II.“
Article 5. Term
The Parties agree to delete Section 10 (“10. Term”) of the Supply Agreement and replace it in its entirety with the following section:
“10. Term
10.1 This Agreement shall become effective on July 25, 2018 for an in initial period ending on December 31, 2021 and shall be automatically renewed thereafter for successive renewal terms of one (1) year each ending on December 31, for a maximum of two renewal terms. Either Party may terminate this Agreement at the end of the initial period or a renewal period upon giving twelve (12) months prior written notice.”
Article 6. Termination for Cause
The Parties agree to delete Section 11.2 and 11.3 of the Supply Agreement and replace them in their entirety with the following:
“11.2. Either Party at its sole option may immediately terminate this Agreement upon written notice, but without prior advance notice, to the other Party in the event that (i) the other Party is declared insolvent or bankrupt by a court of competent jurisdiction; (ii) a voluntary petition of bankruptcy is filed in any court of competent jurisdiction by such other Party; or (iii) this Agreement is assigned by such other Party for the benefit of creditors.“
Article 7. Appendix II
The Parties agree to delete Appendix II of the Supply Agreement and replace it in its entirety with Exhibit 1 attached hereto.
Article 8. Further terms
In the event of any conflict between this Amendment and the Supply Agreement, this Amendment shall prevail.
For the avoidance of doubt all terms and conditions laid out in the Supply Agreement shall continue to apply unless otherwise specifically amended by the present Amendment (including applicable law and jurisdiction).

Exhibit 10.32

In the event that a material element (such as an address, a notified person etc.) has changed or is not contemplated in this Amendment then the relevant Party shall inform the other Party promptly upon request of such element.
This Amendment, together with the Supply Agreement shall constitute the entire agreement between the Parties unless further amended by a similar written agreement by the Parties.

IN WITNESS WHEREOF, the parties have duly executed this amendment as of the Effective Date.

For Corcept

By:	/s/ G. Charles Robb

Name:	G. Charles Robb

Title:	CFO

For PCAS

By:	/s/ Vincent Touraille

Name:	Vincent Touraille

Title:	CEO

Exhibit 10.32

Exhibit 1

A/ BASE PRICING
The Product (Mifepristone) shall have the following base price for calendar year 2019. Such base price shall vary depending upon (i) the volume ordered and (ii) the exchange rate ratio at the time a purchase order is placed in accordance with the table hereunder “Base Pricing”.

BASE PRICING
Volumes (kg)	> 40 to 400	> 400 to 850	> 850
[***]	$[***]	$[***]	$[***]

[***]	$[***]	$[***]	$[***]

[***]	$[***]	$[***]	$[***]

In the event that at the end of a relevant calendar year (December 31), the volume ordered is less or greater than the volumes forecast leading to the application of a different volume bracket, then PCAS shall emit a credit note or an invoice to adjust the amount invoiced to the volumes effectively ordered.

B/ SURCHARGE
For calendar year starting January 1, 2019 and ending December 31, 2019 (“CY2019”) and calendar year starting January 1, 2020 and ending December 31, 2020 (“CY2020”), Corcept shall purchase an amount of Product of no less than [***]kg per calendar year (for the avoidance of doubt this means [***]kg in the aggregate over both calendar years).
In addition to the above, Corcept shall pay a surcharge of $[***] U.S. Dollars) per kilogram (the “Surcharge”) in addition to the Base Pricing (as adjusted in accordance with Section 4.3 of the Supply Agreement) during CY2019 and CY2020 applied to the first [***]kg ordered over each calendar year. For the avoidance of doubt the Surcharge shall not be applied to any quantities ordered above [***]kg over CY2019 or CY2020.
In the event that Corcept purchases less than [***]kg of the Product over CY2019 or CY2020 then it shall pay to PCAS the Surcharge multiplied by the difference between the minimum volume of [***]kg and the amount of Product effectively ordered (e.g. if Corcept only orders [***]kg over CY2019, then it shall pay an amount equal to missing quantities multiplied by the Surcharge: [***]).

Examples (Based on exchange rate of one US dollar per 1-1.2 euro):
(a)    CY2019

(1)	Forecast amount at time of purchase order = [***]kg

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(2)	Actual purchase amount = [***]kg

(3)	Pricing for the first [***]kg: (Base Price for [***]kg) + (Surcharge) = $[***]/kg

(4)	Price for additional [***]kg = $[***]/kg]
(b)    CY2021

(1)	Forecast amount at the time of purchase order = [***]kg

(2)	Actual purchase amount = [***]kg

(3)	Price for [***]kg = $[***]/kg (as adjusted in accordance with Section 4.3 of the Supply Agreement)]